UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive

San Jose, CA 95128

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2021 Equity Incentive Plan and Termination of 1999 Stock Option Plan

The Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) previously approved, subject to stockholder approval, the adoption of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). At the Company’s annual meeting of stockholders held on September 10, 2021 (the “Annual Meeting”), the Company’s stockholders approved the adoption of the 2021 Plan. The 2021 Plan replaces the Company’s 1999 Stock Option Plan (the “1999 Plan”), and the 1999 Plan terminated effective as of September 11, 2021, except that the 1999 Plan will continue to govern awards outstanding thereunder as of the date of such plan’s termination and such awards will continue in force and effect until terminated pursuant to their terms.

A description of the material terms and conditions of the 2021 Plan was previously reported in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 30, 2021, under the heading “Proposal 4 Approval of the NetApp, Inc. 2021 Equity Incentive Plan” and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Approval of Form of Restricted Stock Unit Agreement (Employee)

The Compensation Committee (the “Committee”) of the Board previously approved, subject to stockholder approval of the 2021 Plan, a form of Restricted Stock Unit Agreement (Employee) (the “Employee RSU Agreement”) for use under the 2021 Plan.

The Employee RSU Agreement provides for the grant of restricted stock units (“RSUs”), each of which represents the right to receive a share of the Company’s common stock (or a cash amount equal to the value of a share on the date it becomes vested if the Company elects to settle the RSU in cash) on the date it vests. The RSUs vest as determined by the 2021 Plan administrator (the “Administrator”) and generally require the participant to continue as a service provider through the relevant vesting date.

An RSU recipient generally will not have any of the rights or privileges of a Company stockholder until shares of Company common stock are issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the participant.

The Employee RSU Agreement provides that in the event of a merger of the Company with or into another corporation or other entity or a change in control (as defined in the 2021 Plan), each outstanding award will be treated as the Administrator determines (subject to the provisions of the 2021 Plan). The Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly.

The foregoing summary of the Employee RSU Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employee RSU Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 29, 2021.

Approval of Form of Restricted Stock Unit Agreement (Senior Vice President and above)

The Committee previously approved, subject to stockholder approval of the 2021 Plan, a form of Restricted Stock Unit Agreement (Senior Vice President and above) (the “Executive RSU Agreement”) for use under the 2021 Plan.

The Executive RSU Agreement’s terms are substantially consistent with the terms contained in the Employee RSU Agreement except that the Executive RSU Agreement provides that if a participant ceases to be a service provider due to his or her retirement (as such term is defined in the Executive RSU Agreement), an additional number of RSUs will vest on the termination date equal to the number of RSUs that would have otherwise vested on the next scheduled vesting date, multiplied by a fraction with a numerator equal to the number of completed calendar months between the award’s most recent vesting date (or if no vesting has occurred, since the vesting commencement date) and the termination date, and a denominator equal to the number of calendar months between the award’s most recent vesting date (or if no vesting has occurred, since the vesting commencement date) and the award’s next scheduled vesting date, with the result rounded down to the nearest whole RSU.

The foregoing summary of the Executive RSU Agreement does not purport to be complete and is qualified in its entirety by the full text of the Executive RSU Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 29, 2021.

Approval of Form of Restricted Stock Unit Agreement (Performance-Based)

The Committee previously approved, subject to stockholder approval of the 2021 Plan, a form of Restricted Stock Unit Agreement (Performance-Based) (the “Performance RSU Agreement”) for use under the 2021 Plan.

The Performance RSU Agreement has terms that are substantially consistent with the terms contained in the Employee RSU Agreement except that the Performance RSU Agreement provides that the number of RSUs that will become eligible for vesting will depend upon the Company’s achievement of specified performance goals for the applicable performance period.

The foregoing summary of the Performance RSU Agreement does not purport to be complete and is qualified in its entirety by the full text of the Performance RSU Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 29, 2021.

Amendment to Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 3,000,000 shares of the Company’s common stock. The Company’s stockholders approved the amendment at the Annual Meeting. A description of the material terms and conditions of the Purchase Plan was previously reported in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 30, 2021 under the heading “Proposal 5 Amendment of the Employee Stock Purchase Plan” and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03	Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board previously approved, subject to stockholder approval, amendments to the Company’s Certificate of Incorporation (as amended and restated, the “Charter”) and Bylaws (as amended, the “Bylaws”) to allow stockholders to act by written consent (the “Written Consent Right”). At the Annual Meeting, the Company’s stockholders approved the adoption of the amendments to the Charter and Bylaws.

Among other procedural safeguards, the Written Consent Right provides that stockholders seeking to act by written consent must own, individually or in the aggregate, at least 25% of the Company’s outstanding common stock for six months in order to request that the Board set a record date to determine the stockholders entitled to act by written consent. The Charter also includes ministerial and conforming changes, and the amendments to the Charter became effective as of September 10, 2021. The foregoing is qualified in its entirety by reference to the full text of the Charter, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

In addition, the Board previously approved, subject to stockholder approval, amendments to the Bylaws to allow stockholders to act by written consent. As amended, the Bylaws include corresponding changes to reflect the approval of the amendments to the Charter and ministerial changes. The amendments to the Bylaws became effective as of September 10, 2021. The foregoing is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election. Abstentions do not impact the outcome of the vote for director elections.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
T. Michael Nevens	181,478,431	4,176,691	174,790	17,023,194
Deepak Ahuja	185,051,665	665,586	112,661	17,023,194
Gerald Held	182,689,970	2,963,945	175,997	17,023,194
Kathryn M. Hill	183,708,448	2,007,265	114,199	17,023,194
Deborah L. Kerr	183,706,526	1,995,219	128,167	17,023,194
George Kurian	184,491,085	1,246,042	92,785	17,023,194
Carrie Palin	185,199,856	515,372	114,684	17,023,194
Scott F. Schenkel	184,103,352	1,603,683	122,877	17,023,194
George T. Shaheen	178,618,865	7,090,762	120,285	17,023,194

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
176,412,936	9,289,546	127,430	17,023,194

The proposal was approved.

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2022.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
187,616,278	15,121,655	115,173	0

The proposal was approved.

3.	Proposal to approve the 2021 Plan.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
173,063,467	12,383,947	382,498	17,023,194

The proposal was approved.

4.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve by an additional 3,000,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
185,220,131	515,509	94,272	17,023,194

The proposal was approved.

5.	Management proposal to amend the Charter and the Bylaws of the Company to allow stockholders to act by written consent.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
171,109,006	3,283,502	11,437,404	17,023,194

The proposal was approved.

6.	Stockholder proposal requesting the Board take the steps necessary to permit stockholder action by written consent.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
95,695,841	89,665,245	468,826	17,023,194

The proposal was approved.

*	Broker nonvotes do not affect the outcome of the vote.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of the Company, as amended and restated, dated as of September 10, 2021

3.2	Amended and Restated Bylaws of the Company, dated as of September 10, 2021

10.1	NetApp, Inc. 2021 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s proxy statement, dated July 30, 2021)

10.2	NetApp, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s proxy statement, dated July 30, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: September 13, 2021	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Executive Vice President, Chief Strategy and Legal Officer, and Corporate Secretary